CTE Investor Relations
100 CTE Drive
Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch Senior Vice President – Investor Relations and Corporate Communications (570) 631-2807

CTE Reports 2004 Third Quarter Results

CTE Reports Third Quarter Diluted Earnings Per Share of $0.71,
Reflecting a 15% Increase Versus Year Ago Quarter

Net New DSL Subscribers Increase 40% Versus End of Year Ago Quarter

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 10:30 a.m. (EDT) this morning. Mr. Mahoney will review CTE’s 2004 third quarter results, and update 2004 guidance. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 1337035. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 1337035. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – October 28, 2004 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [NASDAQ: CTCO], today announced financial results for the 2004 third quarter.

CTE Consolidated Results
For the 2004 third quarter, CTE reported diluted earnings per share (“EPS”) of $0.71, versus reported diluted EPS of $0.62 in the 2003 third quarter. CTE’s 2003 third quarter reported diluted EPS included a $1.0 million (pre-tax), or $0.03 per share (after-tax), favorable effect resulting from the sale of impaired receivables in connection with WorldCom’s 2002 second quarter bankruptcy filing.

CTE ended the 2004 third quarter with a total of 475,296 switched access lines installed, reflecting a reduction of 1,141 switched access lines installed over the past 12 months ended on September 30, 2004, or a decline of 0.2%.

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CTE’s consolidated revenues in the 2004 third quarter were $83.8 million, down just over 1% versus the 2003 third quarter. The 2003 third quarter revenues, which were $85.0 million, included approximately $1.9 million of access revenues that are not reflected in the 2004 third quarter due to the percent local usage (“PLU”) issue relating to Verizon Communications Inc., that was initially discussed in CTE’s 2003 third quarter Form 10-Q, as well as $1.0 million of revenues in connection with the aforementioned WorldCom receivables.

CTE’s consolidated operating income in the 2004 third quarter was $25.7 million, versus $26.6 million in last year’s third quarter. The 2003 third quarter reflected roughly $1.9 million of operating income that is not reflected in the 2004 third quarter due to the PLU issue mentioned above. Also, the 2003 third quarter included $1.0 million of operating income in connection with the WorldCom receivables.

For the 2004 third quarter, CTE reported net income of $15.1 million, versus reported net income of $14.7 million in the 2003 third quarter.

Consolidated capital expenditures (“CAPEX”) were $11.5 million in the 2004 third quarter, versus CAPEX of $12.3 million in the year ago quarter.

The table below sets forth highlights of CTE’s 2004 third quarter reported consolidated results, versus the 2003 third quarter reported consolidated results:

	2004	2003	% Change
	Third Quarter	Third Quarter	Inc./(Dec.)

Total Access Lines	475,296	476,437	-
Revenues	$83.8M	$85.0M	( 1%)
Operating Income	$25.7M	$26.6M	( 3%)
Depreciation and Amortization	$17.7M	$17.9M	( 1%)
CAPEX	$11.5M	$12.3M	( 7%)
Reported EPS	$0.71	$0.62	15%

“I am pleased with our overall operating and financial results for the 2004 third quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “Our two primary operations, Commonwealth Telephone Company and CTSI, both outperformed expectations in the quarter. I am particularly pleased with the performance of our DSL product. We added a record 1,703 net new subscribers in the quarter, and 4,894 over the past 12 months, reflecting 40% growth of our overall DSL subscriber base versus the end of last year’s third quarter.”

Common Stock Repurchase Program Update
In the 2004 third quarter, CTE completed just over $0.7 million of common stock repurchases. Since the stock repurchase program began last November, CTE has repurchased 3,047,244 common shares in open market and block transactions at an average all-in cost of approximately $38.90 per share, or just under $119 million.

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Repurchased shares have been placed in Treasury and may be used for the Company’s employee benefit plans. No time limit has been set for the completion of the remaining $31 million of authorized common stock repurchases. The remaining authorized repurchases will be executed at CTE’s discretion, based on ongoing assessments of the Company’s capital needs and the market value of CTE’s common stock.

Commonwealth Telephone Company (“CT”) Results

CT had a total of 334,766 switched access lines installed at the end of the 2004 third quarter – down just over 1% from the 338,514 switched access lines installed at the end of last year’s third quarter. CT’s residential additional line penetration was 37% at the end of the 2004 third quarter, versus 39% at the end of the corresponding quarter last year. A portion of the quarter-over-prior-year-same-quarter decline in additional line penetration is attributed to the solid DSL growth achieved at CT over the past year. CT’s installed base of business lines increased by just over 1% in the 2004 third quarter, versus the 2003 third quarter.

CT’s 2004 third quarter revenues were $57.0 million, down 1% versus revenues of $57.6 million in the 2003 third quarter. CT’s 2003 third quarter revenues included the favorable $1.0 million effect of the previously mentioned WorldCom receivables.

CT’s 2004 third quarter operating income was $24.8 million, versus operating income of $25.7 million in the year ago quarter. CT’s 2003 third quarter included $1.0 million of operating income in connection with the WorldCom receivables.

CT’s 2004 third quarter CAPEX were $6.7 million, versus $8.2 million in the 2003 third quarter. The decreased CAPEX in the third quarter versus last year resulted primarily from timing differences.

CTSI, LLC (“CTSI”) Results
CTSI had a total of 140,530 switched access lines installed at the end of the 2004 third quarter – a growth rate of 2% versus the 137,923 access lines installed at the end of the 2003 third quarter. Sequentially, versus the 2004 second quarter, CTSI’s net access lines installed increased by 1,214, or 1%. At the end of the 2004 third quarter, 98% of CTSI’s access lines were “on-switch,” and 54% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2004 third quarter was 91%/9%.

CTSI’s 2004 third quarter revenues were $20.7 million, versus revenues of $21.7 million in the 2003 third quarter. CTSI’s 2003 third quarter revenues included approximately $1.9 million of access revenues, which are not included in the 2004 third quarter revenues due to the PLU issue.

CTSI’s operating income in the 2004 third quarter was $1.6 million, versus operating income of $2.0 million in the 2003 third quarter. The quarter-over-prior-year-same-quarter comparison reflects the effect of the PLU issue.

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CTSI’s 2004 third quarter capital expenditures were $4.2 million, versus $4.0 million in the year ago quarter.

Jack Flash® DSL
In the 2004 third quarter, CTE’s DSL (digital subscriber line) product, Jack Flash®, gained 1,703 net new DSL subscribers. Jack Flash® had a total of 17,029 installed DSL subscribers at the end of the 2004 third quarter, a growth rate of 40% versus last year’s third quarter. Jack Flash® is marketed in CTE’s CT and CTSI geographies. Jack Flash® utilizes DSL technology to provide broadband connectivity over standard telephone lines at speeds over 50 times faster than today’s dial-up modems.

2004 Guidance Outlined
The table below sets forth CTE’s consolidated 2004 full year guidance, which Mr. Mahoney will discuss on this morning’s conference call and webcast:

	Item	Previously Communicated 2004 Full Year Guidance	Updated 2004 Full Year Guidance*

Consolidated CTE	Access Line Growth	0%- 1%	Unchanged
	Revenue Growth	(1%) - 0%	Unchanged
	Operating Income	$98M - $99M	$101M - $102M
	Depreciation and Amortization	$71M - $72M	Unchanged
	Effective Tax Rate	37% - 38%	Unchanged
	Diluted EPS – 4Q04	n/a	$0.68 - $0.70
	Diluted EPS – FY04	$2.68 - $2.70	$2.80 - $2.82
	CAPEX	$43M - $45M	Unchanged

* Does not reflect the remaining authorized $31 million of stock repurchases.

“I am again pleased to be in a position to raise our earnings guidance for the full year,” said Mahoney. “Our solid third quarter financial performance has led us to increase our 2004 reported diluted EPS guidance to a range of $2.80 to $2.82 per share, from our prior reported diluted EPS guidance of $2.68 to $2.70.”

About CTE
Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves a growing base of business and residential customers with the full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s seventh largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. Jack Flash®, a broadband data service that uses DSL technology to offer high-speed Internet access and digital connectivity solutions, is offered

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throughout CTE’s service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), one of the Northeast’s largest rural Internet Service Providers (“ISPs”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward- looking statements. Certain information included in this press release is forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future and cause them to be different from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties related to the Company’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that is subject to access charges, changes in the competitive environment in which the Company operates and receipt of necessary approvals.

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6TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./OCTOBER 28, 2004

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	THREE MONTHS ENDED SEPTEMBER 30, 2004				THREE MONTHS ENDED SEPTEMBER 30, 2003
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$56,977	$20,673	$6,126	$83,776	$57,565	$21,702	$5,694	$84,961
Costs & Expenses (excluding other operating expenses)	20,042	14,060	6,300	40,402	20,058	14,444	6,016	40,518

Depreciation & Amortization	12,117	5,009	580	17,706	11,786	5,225	869	17,880

Restructuring Reversals	--	--	--	--	--	--	--	--

Operating Income (Loss)	24,818	1,604	(754)	25,668	25,721	2,033	(1,191)	26,563

Interest and Dividend Income				1,755				1,006
Interest Expense				(3,585)				(4,429)
Other Income (Expense), net				(32)				45
Equity in Income of Unconsolidated Entities				240				201

Income before Income Taxes and Cumulative Effect of Accounting Change				24,046				23,386

Provision for Income Taxes				8,927				8,723

Income before Cumulative Effect of Accounting Change				15,119				14,663

Cumulative Effect of Accounting Change, Net of Tax				-				-

Net Income				$15,119				$14,663

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./OCTOBER 28, 2004

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	NINE MONTHS ENDED SEPTEMBER 30, 2004				NINE MONTHS ENDED SEPTEMBER 30, 2003
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$171,418	$62,005	$18,747	$252,170	$166,492	$64,671	$19,957	$251,120
Costs & Expenses (excluding other
operating expenses)	59,094	41,667	20,081	120,842	58,907	41,555	20,208	120,670

Depreciation & Amortization	35,787	15,310	2,241	53,338	34,997	15,394	2,625	53,016

Restructuring Reversals	--	(799)	--	(799)	--	--	--	--

Operating Income (Loss)	76,537	5,827	(3,575)	78,789	72,588	7,722	(2,876)	77,434

Interest and Dividend Income				4,047				2,186
Interest Expense				(12,397)				(9,025)
Other Income (Expense), net				487				(1,113)
Equity in Income of Unconsolidated Entities				2,265				1,855

Income before Income Taxes and Cumulative Effect of Accounting Change				73,191				71,337

Provision for Income Taxes				27,189				26,506

Income before Cumulative Effect of Accounting Change				46,002				44,831

Cumulative Effect of Accounting Change, Net of Tax				-				13,230

Net Income				$46,002				$58,061

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./OCTOBER 28, 2004

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(GAAP)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2004	2003	2004	2003

Basic Earnings per
Average Common Share:

Income before Cumulative Effect of Accounting Change	$0.72	$0.62	$2.15	$1.91
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.00	$0.00	$0.56

Net Income	$0.72	$0.62	$2.15	$2.47

Weighted Average Common Shares Outstanding	20,957,919	23,608,855	21,434,209	23,520,895

Diluted Earnings per
Average Common Share:

Income before Cumulative Effect of Accounting Change	$0.71	$0.62	$2.13	$1.89
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.00	$0.00	$0.56

Net Income	$0.71	$0.62	$2.13	$2.45

Weighted Average Common Shares and
Common Stock Equivalents Outstanding	21,164,781	23,783,146	21,613,082	23,704,746

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./OCTOBER 28, 2004

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	SEPTEMBER 30, 2004	DECEMBER 31, 2003
ASSETS

CURRENT ASSETS:

Cash and Temporary Cash Investments	$269,989	$336,035

Accounts Receivable and Unbilled Revenues, Net of Allowance
for Doubtful Accounts of $2,473 in 2004 and $2,329 in 2003	48,953	50,240

Other Current Assets	12,698	9,387
Deferred Income Taxes	17,823	17,016

Total Current Assets	349,463	412,678

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED
DEPRECIATION OF $495,288 IN 2004 AND $452,989 IN 2003)	388,585	410,485

INVESTMENTS	11,211	10,204
DEFERRED CHARGES AND OTHER ASSETS	16,995	18,286

TOTAL ASSETS	$766,254	$851,653

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./OCTOBER 28, 2004

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	SEPTEMBER 30, 2004	DECEMBER 31, 2003

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes Payable	$35,000	$65,000

Capital Lease Obligation	721	777

Current Maturities of Long Term Debt	--	5,623

Accounts Payable	25,905	29,135

Advance Billings and Customer Deposits	5,497	5,212

Accrued Expenses	52,019	54,331

Accrued Restructuring Expenses	324	812

Total Current Liabilities	119,466	160,890

LONG TERM DEBT	300,000	323,898

CAPITAL LEASE OBLIGATION	541	1,082

DEFERRED INCOME TAXES	85,037	79,876

OTHER LONG TERM LIABILITIES	18,889	23,178

COMMON SHAREHOLDERS' EQUITY:

Common Stock	24,012	24,014

Additional Paid-in Capital	277,887	267,076

Deferred Compensation	(11,108)	(6,451)

Other Comprehensive Loss	(1,135)	(2,490)

Retained Earnings	70,902	24,900

Treasury Stock at Cost, 3,044,036 shares at September 30, 2004
and 1,207,016 at December 31, 2003	(118,237)	(44,320)

Total Common Shareholders' Equity	242,321	262,729

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$766,254	$851,653

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11TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./OCTOBER 28, 2004

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	NINE MONTHS ENDED SEPTEMBER 30,
	2004	2003

NET CASH PROVIDED BY OPERATING ACTIVITIES	$95,799	$88,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(31,390)	(29,598)
Other	1,238	3,730

Net Cash Used in Investing Activities	(30,152)	(25,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Long-Term Debt	--	300,000
Redemption of Long-Term Debt	(29,521)	(55,382)
Redemption of Short-Term Debt	(30,000)	--
Proceeds from Exercise of Stock Options	3,066	3,373
Capital Lease Payments	(597)	(218)
Payment Made for Debt Issuance Costs	(77)	--
Stock Repurchases	(74,564)	--

Net Cash Used in Financing Activities	(131,693)	247,773

Net (Decrease)/Increase in Cash and Temporary Cash Investments	(66,046)	310,405

Cash and Temporary Cash Investments at Beginning of Period	336,035	34,935

Cash and Temporary Cash Investments at End of Period	$269,989	$345,340

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